UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 3, 2026

CANTON STRATEGIC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41210	84-2642541
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

34 Shrewsbury Ave., Suite 1C

Red Bank, NJ 07701

(Address of principal executive offices, including zip code)

(732) 889-3111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	CNTN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Material Definitive Agreement

On March 3, 2026, Canton Strategic Holdings, Inc. (the “Company”), entered into an amended and restated sales agreement (the “Sales Agreement”) with Clear Street LLC (“Clear Street”) and Virtu Americas LLC (“Virtu”, and together with Clear Street, the “Sales Agents”), relating to the sale of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). The Sales Agreement amends and restates the ATM Sales Agreement, dated as of November 6, 2025 (the “Original Sales Agreement”), by and among the Company, Clear Street and President Street Global LLC (“President Street”). On December 3, 2025, President Street provided a notice pursuant to the Original Sales Agreement to terminate its role as a sales agent. Pursuant to the Sales Agreement, the aggregate gross sales price of Common Stock now available for issuance under the Sales Agreement is $300,000,000, and such amount excludes the Common Stock previously sold under the Original Sales Agreement. The Sales Agreement was entered into to, among other things, include Virtu as an additional Sales Agent.

Any shares of common stock the Company may offer and sell, pursuant to the Sales Agreement, will be offered and sold pursuant to the Company’s registration statement on Form S-3 (File No. 333-29264) (the “Registration Statement”), filed with the Commission on January 9, 2026 and declared effective on January 16, 2026, and the prospectus supplement filed on the date hereof to the prospectus contained within the Registration Statement.

Subject to the terms and conditions of the Sales Agreement, the Sales Agents may sell shares of Common Stock by any method that is deemed an “at the market offering” as defined in Rule 415(a)(4) promulgated under the of the Securities Act of 1933, as amended, or any other method permitted by law, which may include negotiated transactions or block trades. The Company may sell shares of Common Stock through the Sales Agents in amounts and at times to be determined by the Company from time to time subject to the terms and conditions of the Sales Agreement, but neither it nor the Sales Agents have an obligation to sell any share of Common Stock. The Company or the Sales Agents may suspend or terminate the offering of Common Stock upon notice to the other parties and subject to other conditions. The Sales Agents will use commercially reasonable efforts to effect the sales consistent with their normal trading and sales practices.

The Company has agreed to pay the Sales Agents’ commissions of up to 3.00% of the aggregate gross proceeds from the sale of Common Stock pursuant to the Sales Agreement. The Company has also agreed to provide the Sales Agents with customary indemnification and contribution rights.

The description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed herewith as Exhibit 1.1, and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy shares of Common Stock, nor shall there be any offer, solicitation or sale of the Common Stock in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state.

A copy of the opinion of Reed Smith LLP relating to the validity of shares of Common Stock being offered is filed herewith as Exhibit 5.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1	Amended and Restated Sales Agreement, dated as of March 3, 2026, among the Company and Clear Street LLC and Virtu Americas LLC, as Sales Agents
5.1	Opinion of Reed Smith LLP
99.1	Consent of Reed Smith LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANTON STRATEGIC HOLDINGS, INC.

Date: March 3, 2026	By:	/s/ Mark Wendland
Mark Wendland
Chief Executive Officer